Principal Stockholders of Atlantica, Inc. Announce the Closing of Stock Purchase Agreement

Salt Lake City, Utah -- (BUSINESS WIRE) – Tuesday, July 3, 2007. On June 29, 2007, certain principal stockholders of Atlantica, Inc. (OTC: BB ATTC) completed the sale of certain of their shares of Atlantica’s common stock under a Stock Purchase Agreement that resulted in a change in control of Atlantica. The closing of the Stock Purchase Agreement will not change the “shell company” status of Atlantica, which will continue to seek to acquire a business or company or other opportunity for it and its shareholders’ benefit.

Additional information regarding the Stock Purchase Agreement is contained in Atlantica’s 8-K Current Report dated June 29, 2007, and its 14F-1 Information Statement, both of which have been filed with the Securities and Exchange Commission.

For information related to Atlantica, contact Alan D. Gordon, President and Chief Executive Officer, at 312-382-9330.

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties and other risks detailed from time to time in Atlantica’s periodic reports filed with the Securities and Exchange Commission.